SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

                       FORM 8-K

                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934



 Date of Report (Date earliest event reported) October 21, 1994


                 GULF STATES UTILITIES COMPANY
      (Exact name of registrant as specified in charter)


                            TEXAS
         (State or other jurisdiction of incorporation)


     1-2703                                74-0662730
(Commission file number)        (IRS Employer Identification No.)


 350 Pine Street. Beaumont, Texas              77701
(Address of principal executive offices)     (Zip Code)


  Registrant's telephone number, including area code (409) 838-6631

                         INDEX

Item 1.   Changes in Control of Registrant - (none)


Item 2.   Acquisition or Disposition of Assets - (none)


Item 3.   Bankruptcy or Receivership - (none)


Item 4.   Changes in Registrant's Certifying Accountant - (none)


Item 5.   Other Materially Important Events - p. 1


Item 6.   Resignations of Registrant's Directors - (none)


Item 7.   Financial Statements and Exhibits - (none)



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Form 8-K            Gulf States Utilities Company         Page 1
October 28, 1994


Item 5.   Other Materially Important Events

          As previously reported, Cajun Electric Power
Cooperative ("Cajun"), which owns a 30% undivided interest in the River Bend Steam Electric Generating
Station (nuclear) ("River Bend"), since 1992 , has not paid its full share of operating and maintenance expenses and other costs for repairs and improvements to that power station. In addition, certain costs and expenses paid by Cajun were paid under protest. These actions were taken by Cajun based on its contention, with which GSU disagrees, that River Bend's operating and maintenance expenses were excessive.

          In a letter dated October 21, 1994, and at a subsequent meeting, Cajun representatives advised
Entergy Corporation ("Entergy") and Gulf States
Utilities Company ("GSU") that on October 25, 1994,
Cajun would exhaust its 1994 budget for operating and maintenance expenses for River Bend, and that it would not make any further payments to GSU in 1994 for River
Bend operating, maintenance or capital costs. Cajun also advised that it does not expect the Rural
Electrification Administration (which provided funding to Cajun for its investment in River Bend) to permit it to budget funds in 1995 to pay its share of operating and maintenance expenses or capital costs for River
Bend. However, Cajun stated that it will continue to fund its share of the nuclear decommissioning trust payments for River Bend, as well as insurance and safety-related expenses. GSU estimates that the unpaid portion of Cajun's River Bend operating, maintenance and capital costs for the remainder of 1994 will aggregate approximately $10 million. Cajun's share of River Bend annual operating (including nuclear fuel) and maintenance expenses and capital costs was approximately $69 million in 1993.

          GSU is evaluating its options in light of Cajun's most recent actions, and will take appropriate steps to enforce Cajun's obligations for the payment of its share of River Bend costs and to recover from Cajun the additional costs borne by GSU for Cajun's share of the facility. However, Cajun's weak financial condition may affect the ultimate collectability of amounts owed to GSU, including any amounts that may be awarded in litigation.

          During the period in which Cajun is not
paying its share of River Bend costs, GSU intends to fund all costs necessary for the safe, continuing operation of the unit, and will seek to market Cajun's
30% share of the power output from River Bend and apply any proceeds towards amounts due to GSU from Cajun.
The responsibilities of Entergy Operations, Inc., as the licensed operator of River Bend, for safely operating and maintaining the unit are not affected by Cajun's actions.

Form 8-K            Gulf States Utilities Company       Page 2
October 28, 1994


                            SIGNATURE



          Pursuant to the requirements of the
Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             GULF STATES UTILITIES COMPANY


                             By:        /s/ Lee W. Randall
                                          Lee W. Randall
                               Vice President, Chief Accounting Officer
                                      and Assistant Secretary


Dated:  October 28, 1994